                                                                   Exhibit 3.35f

       MICHIGAN DEPARTMENT OF LABOR & ECONOMIC GROWTH
                BUREAU OF COMMERCIAL SERVICES

DATE RECEIVED           (FOR BUREAU USE ONLY)                        FILED

                                                                  DEC 13 2004

                          This document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

NAME

       Scott Way, U.S. Concrete, Inc.

ADDRESS

          2925 Briarpark

CITY         STATE   ZIP CODE      EFFECTIVE DATE: [December 31, 2004]
                                   Expiration date for new assumed names:
   Houston     TX    77042         December 31,
                                   Expiration date for transferred assumed
                                   names appear in Item 6

    DOCUMENT WILL BE RETURNED TO
   THE NAME AND ADDRESS YOU ENTER
   ABOVE. IF LEFT BLANK DOCUMENT
     WILL BE MAILED TO THE
         REGISTERED OFFICE.

                              CERTIFICATE OF MERGER
 CROSS ENTITY MERGER FOR USE BY PROFIT CORPORATIONS, LIMITED LIABILITY COMPANIES
                            AND LIMITED PARTNERSHIPS

     Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), Act 23, Public Acts of 1993 (limited liability companies) and Act 213, Public Acts of 1982 (limited partnerships), the undersigned entities execute the following Certificate of Merger:

1.   The Plan of Merger (Consolidation) is as follows:

     a.   The name of each constituent entity and its identification number is:
             AFTM Corporation                                             314837

             Superior Materials, Inc.                                     026542

     b.   The name of the surviving (new) entity and its identification
          number is:                                                      026542
                  Superior Materials, Inc.

     Corporations and Limited Liability Companies provide the street address of the survivor's principal place of business:

      c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, TX 77042

2. (Complete only if an effective date is desired other than the date of filing. The date must be no more than 90 days after the receipt of this document in this office.)

     The merger (consolidation) shall be effective on the 31st day of December, 2004.

GOLD SEAL APPEARS ONLY ON ORIGINAL

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3.   COMPLETE FOR PROFIT CORPORATIONS ONLY

For each constituent stock corporation, state:

                            Designation and number of                                Indicate class or series
                           outstanding shares in each    Indicate class or series      entitled to vote as a
   Name of corporation           class or series        of shares entitled to vote             class
------------------------   --------------------------   --------------------------   ------------------------
    AFTM Corporation                    1,000                     Common                        n/a
Superior Materials, Inc.               14,500                     Common                        n/a

If the number of shares is subject to change prior to the effective date of the merger or consolidation, the manner in which the change may occur is as follows:

The manner and basis of converting shares are as follows:

     Shares of AFTM Corporation shall be retired and cancelled. Shares of Superior Materials, Inc. remain unchanged.

The amendments to the Articles, or a restatement of the Articles, of the surviving corporation to be effected by the merger are as follows:

                                      None

The Plan of Merger will be furnished by the surviving profit corporation, on request and without cost, to any shareholder of any constituent profit corporation.

The merger is permitted by the state or country under whose law it is incorporated and each foreign corporation has complied with that law in effecting the merger.

(Complete either Section (a) or (b) for each corporation)

     a) The Plan of Merger was approved by the majority consent of the incorporators of ____________________ ___________________________, a
          Michigan corporation which has not commenced business, has not issued any shares, and has not elected a Board of Directors.



------------------------------------------------   ------------------------------------------------
(Signature of Incorporator) (Type or Print Name)   (Signature of Incorporator) (Type or Print Name)


------------------------------------------------   ------------------------------------------------
(Signature of Incorporator) (Type or Print Name)   (Signature of Incorporator) (Type or Print Name)

     b)   The plan of merger was approved by:

          [ ]  the Board of Directors of
               ______________________________________, the surviving Michigan corporation, without approval of the shareholders in accordance with Section 703a of the Act.

          [ ] the Board of Directors and the shareholders of the following Michigan corporation(s) in accordance with Section 703a of the Act.

                   AFTM Corporation, Superior Materials, Inc.


By                                      By
   ----------------------------------      -------------------------------------
   (Signature of Authorized Officer        (Signature of Authorized Officer or
   or Agent)                                Agent)

          Cesar "Rod" Monroy                       Cesar "Rod" Monroy
         (Type or print name)                     (Type or print name)

           AFTM Corporation                     Superior Materials, Inc.
        (Name of Corporation)                     (Name of Corporation)

GOLD SEAL APPEARS ONLY ON ORIGINAL